Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 27, 2014 with respect to the audited consolidated financial statements of Opexa Therapeutics, Inc. as of December 31, 2013 and 2012 and for the years then ended.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

Houston, Texas

January 26, 2015